Exhibit 10.10

CONFIDENTIALITY, INVENTIONS AND
NON-COMPETITION AGREEMENT

        This CONFIDENTIALITY, INVENTIONS AND NON-COMPETITION AGREEMENT, dated as of November 26, 2002 (the "Agreement"), is by and between Provectus Pharmaceuticals, Inc., a Nevada corporation, its successors and assigns (the "Company") and Eric A. Wachter ("You" or "Your").

RECITALS

        WHEREAS, pursuant to that certain Convertible Secured Promissory Note and Warrant Purchase Agreement (the "Purchase Agreement"), dated as of even date herewith, by and between Company, and Gryffindor Capital Partners I, L.L.C. a Delaware limited liability limited company ("Gryffindor"), Gryffindor is purchasing a convertible secured promissory note in the original principal amount of $1,000,000 and a warrant to purchase shares of Company's common stock (the "Transaction").

        WHEREAS, You are an officer, shareholder and/or optionholder of Company and also currently are an employee of Company or provide services to Company.

        WHEREAS, You will receive a substantial economic benefit upon the consummation of the Transaction.

        WHEREAS, one of the conditions of Gryffindor to consummate the Transaction pursuant to the terms of the Purchase Agreement is that You enter into this Agreement.

        NOW, THEREFORE, to induce Gryffindor to consummate the Transaction pursuant to the Purchase Agreement and in consideration of Your continued employment with Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and You agree as follows:

        1.    Confidential Information.

          a.    You acknowledge that the Confidential Information (as defined below) constitutes a protectible business interest of the Company, and covenant and agree that You will not, directly or indirectly, disclose, furnish, make available or utilize any Confidential Information other than in the course of performing duties as an employee of the Company. You will abide by Company policies and rules as may be established from time to time by it for the protection of its Confidential Information. Your obligations under this Section 1.a. will continue at all times during the period of Your employment and will survive expiration or termination of this Agreement, and Your employment with the Company for five (5) years following the end of Your employment with the Company; provided, however, that in the event that an item of Confidential Information constitutes a trade secret, Your obligations under this Section 1.a. with respect to that particular item of Confidential Information shall survive for as long as that particular item of Confidential Information remains a trade secret, but in no event less than five (5) years following the end of Your employment with the Company.

          b.    As used in this Agreement, the term "Confidential Information" means any and all confidential, proprietary or trade secret information from any source, whether disclosed, directly or indirectly, verbally, in writing or by any other means in tangible or intangible form, including that which is conceived or developed by You, applicable to or in any way related to: (i) the present or future business of the Company or any of its Affiliates (as defined below); (ii) the research and development of the Company or any of its Affiliates; or (iii) the business of any client or vendor of the Company or any of its Affiliates that the Company is required to keep confidential. Such Confidential Information includes, by way of example and without limitation, the following property or information of the Company and its Affiliates: the Inventions and all trade secrets, processes, formulas, data, program documentation, customer lists, designs, drawings, algorithms, source code, object code, know-how, improvements, inventions, licenses, techniques, all plans or strategies for marketing, development and pricing, business plans, financial statements, profit margins and all information concerning existing or potential clients, suppliers or vendors. Confidential Information of the Company also means all similar information disclosed to the Company by third parties which is subject to confidentiality obligations. The term "Affiliates" means: (iv) all persons or entities controlling, controlled by or under common control with, the Company; (v) all companies or entities in which the Company owns an equity interest; and (vi) all predecessors, successors and assigns of the those Affiliates identified in (iv) and (v).

        2.    Return of Materials. Upon termination of employment with the Company, and regardless of the reason for such termination, You will leave with, or promptly return to, the Company all documents, records, notebooks, magnetic tapes, disks or other materials, including all copies, in Your possession or control which contain Confidential Information or any other information concerning the Company, any of its Affiliates or any of its or their products, services or clients, whether prepared by You or others.

        3.    No Improper Use of Information of Prior Employers and Others. During Your employment by the Company, You will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom You have an obligation of confidentiality, and You will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom You have an obligation of confidentiality unless consented to in writing by that former employer or person. You will use in the performance of Your duties only information which is generally known and used by persons with training and experience comparable to Your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

        4.    Inventions as Sole Property of the Company.

          a.    You covenant and agree that all Inventions (as defined below) shall be the sole and exclusive property of the Company.

          b.    As used in this Agreement, "Inventions" means any and all inventions, developments, trade secrets, processes, formulas, source and object codes, data, programs, know-how, show-how, discoveries, improvements, works of authorship, concepts, mask works, or ideas, or expressions thereof, whether or not subject to patents, copyright, trademark, trade secret protection or other intellectual property right protection (in the United States or elsewhere), and whether or not reduced to practice, conceived or developed by You (i) prior to your employment with Company (including, without limitation, all of Your right, title and interest in and to the technologies and other intellectual property rights associated with the Therapeutic Business (defined in Separation Agreement) as set forth in Schedule B to the Separation Agreement by and among You and certain other parties, dated July 29, 2002 (the "Separation Agreement")), (ii) during Your employment with the Company or (iii) within one (1) year following termination of such employment, which, in the case of (i), (ii) and (iii), relate to or result from the actual or anticipated business, work, research or investigation of the Company or any of its Affiliates or which are suggested by or result from any task assigned to or performed by You for the Company or any of its Affiliates.

          c.    You acknowledge that all original works of authorship which are made by You (solely or jointly) are works made for hire under the United States Copyright Act (17 U.S.C., et seq.).

          d.    You agree to promptly disclose to the Company all Inventions, all original works of authorship and all work product relating thereto. This disclosure will include complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes, flowcharts, diagrams, test data, reports, samples and other tangible evidence or results (collectively, "Tangible Embodiments") of such Inventions, works of authorship and work product. All Tangible Embodiments of any Invention, work of authorship or work product related thereto will be deemed to have been assigned to the Company as a result of the act of expressing any Invention or work of authorship therein.

          e.    You hereby assign to the Company (together with the right to prosecute or sue for infringements or other violations of the same) the entire worldwide right, title and interest to any such Inventions or works made for hire, and You agree to perform, during and after employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in registering, recording, obtaining, maintaining, defending, enforcing and assigning Inventions or works made for hire in any and all countries. You hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as Your agents and attorneys-in-fact to act for and on Your behalf and instead of You, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by You; this designation and appointment constitutes an irrevocable power of attorney and is coupled with an interest.

          f.      Without limiting the generality of any other provision of this Section 4, You hereby authorize the Company and each of its Affiliates (and their respective successors) to make any desired changes to any part of any Invention, to combine it with other materials in any manner desired, and to withhold Your identity in connection with any distribution or use thereof alone or in combination with other materials.

          g.    The obligations of You set forth in this Section 4 (including, without limitation, the assignment obligations) will continue beyond the termination of Your employment with respect to Inventions conceived or made by You alone or in concert with others during Your employment with the Company and during the one (1) year thereafter, whether pursuant to this Agreement or otherwise. These obligations will be binding upon You and Your executors, administrators and other representatives.

        5.    Restrictive Covenants.

          a.    You will not, during the term of Your employment with the Company, and for an eighteen (18) month period immediately thereafter (collectively, the "Restricted Period"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise) with or through any person or entity, whether or not for monetary benefit, engage in the development of (i) prescription drugs, medical and other devices (including laser devices) and over-the-counter pharmaceuticals in the fields of dermatology and oncology, and (ii) technologies for the preparation of human and animal vaccines, diagnosis of infectious diseases and enhanced production of genetically engineered drugs. The Restricted Period shall be extended for a period equal to any time period that You are in violation of this Section 5.

          b.    You will not, during the Restricted Period, directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise) with or through any person or entity:

                i.  employ, engage or solicit for employment any person who is, or was at any time during the immediately preceding twelve (12) month period, an employee of the Company or any of its Affiliates, or otherwise seek to adversely influence or alter such person's relationship with the Company or any of its Affiliates; or

              ii.  solicit or encourage any person or entity that is, or was, at any time, during the immediately preceding twelve (12) month period a prospective Affiliate of the Company or a customer or vendor or prospective customer or vendor of the Company or any of its Affiliates, to terminate or otherwise alter his, her or its relationship with the Company or any of its Affiliates; or

              iii.  accept a position with any person or entity that is, or was, at any time during the immediately preceding twelve (12) month period, a customer or vendor or prospective customer or vendor of the Company or any of its Affiliates.

        6.    Equitable Remedies. You acknowledge and agree that the agreements and covenants set forth in this Agreement are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if You breach any of the terms of said covenants, and that in the event of Your actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. You accordingly agree that, in the event of any actual or threatened breach by You of any of said covenants, the Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 6 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

        7.    Modification and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

        8.    Severability. You acknowledge that the agreements and covenants contained in this Agreement are essential to protect the Company and its goodwill. Each of the covenants in this Agreement will be construed as independent of any other covenants or other provisions of this Agreement. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy or any of the covenants set forth in this Agreement not fully enforceable, the other provisions of this Agreement will nevertheless stand and to the full extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in Section 5).

        9.    Notices. Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given: (a) when delivered by hand; (b) when sent by telecopier (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below:

If to the Company:	Provectus Pharmaceuticals, Inc. 7327 Oak Ridge Highway, Suite A Knoxville, TN 37931 Attention: Eric A. Wachter, Ph.D., President Facsimile No. (865) 539-9654
If to You:

Attn:
Telecopy No.: ( )

  Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 9.

        10.  Headings. The headings and other captions in this Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Agreement.

        11.  Governing Law. This Agreement has been executed in the State of Tennessee, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles. The parties hereby consent to the exclusive jurisdiction of the Federal or state courts in Tennessee in any action or claim arising out of, under or in connection with this Agreement, or the relationship between the parties hereto.

        12.  Binding Effect. This Agreement will be binding upon and inure to the benefit of You, the Company, and their respective successors and permitted assigns. The Company will be entitled to assign its rights and duties under this Agreement provided that the Company will remain liable to You should such assignee fail to perform its obligations under this Agreement.

        13.  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

        14.  Records; No Conflicting Obligations. You agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Inventions developed by You and all Inventions made by You during the period of Your employment at the Company, which records shall be available to and remain the sole property of the Company at all times. You represent that Your performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of any kind made prior to Your employment by the Company, including agreements or obligations You may have with prior employers or entities for which You have provided services. You have not entered into, and You agree You will not enter into, any agreement or obligation either written or oral in conflict herewith.

        15.  Employee-at-Will; Notification of New Employer. You agree and understand that You are employed at-will, and that nothing in this Agreement shall change this at-will status or confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with Your right or the Company's right to terminate Your employment at any time, with or without cause. In the event that You leave the employ of the Company for any reason or no reason, You authorize the Company to provide notice of Your rights and obligations under this Agreement to Your subsequent employer and to any other entity or person to whom You provide services.

        16.  Incorporation of Recitals. The recitals are hereby incorporated into this Agreement by this reference.

        17.  Waiver of Jury. The Company and You knowingly and voluntarily waive any and all right to a trial by jury in any action or proceeding arising out of, under or in connection with this Agreement, or the relationship between the parties hereto.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and You have signed this Agreement, as of the date written below.

PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ CRAIG DEES	By:

Title:	CEO	Name:

Date:	11/26/02	Date:

YOU

Signed:	/s/ ERIC A. WACHTER Eric A. Wachter